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                           THE LEARNING COMPANY, INC.
                                     PROXY
  PROXY FOR THIS SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 31, 1998
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TLC

    The undersigned, revoking all prior proxies, hereby appoint(s) Neal S. Winneg, R. Scott Murray and Mark G. Borden, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of Common Stock of The Learning Company, Inc. ("TLC") which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of TLC to be held at The Royal Sonesta Hotel, 5 Cambridge Parkway, Cambridge, Massachusetts 02142 on August 31, 1998 at 1:00 p.m., local time, and at any adjournment thereof.

    IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

    This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder(s). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing before it is exercised or affirmatively indicate his intent to vote in person.

1. To approve the issuance of shares of Common Stock, par value $.01 per share, of TLC ("TLC Common Stock"), pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of June 21, 1998 among TLC, TLC Merger Corp., a Delaware corporation and a wholly-owned subsidiary of TLC ("Sub"), and Broderbund Software, Inc., a Delaware corporation ("Broderbund"), pursuant to which, among other things (a) Sub will be merged with and into Broderbund with Broderbund being the surviving corporation, and Broderbund will become a wholly-owned subsidiary of TLC and (b) each outstanding share of Common Stock (together with the associated preferred stock purchase rights), par value $.01 per share, of Broderbund will be converted into the right to receive 0.80 shares of TLC Common Stock.

                     / / FOR    / / AGAINST    / / ABSTAIN

2.  To amend the TLC 1990 Long Term Equity Incentive Plan.

                     / / FOR    / / AGAINST    / / ABSTAIN

/ / MARK HERE FOR CHANGE OF ADDRESS AND NOTE BELOW

                                          PLEASE DATE AND SIGN EXACTLY AS
                                          NAME(S) APPEAR(S) ON THIS PROXY. WHEN
                                          SHARES ARE HELD BY JOINT OWNERS, BOTH
                                          SHOULD SIGN. WHEN SIGNING AS ATTORNEY,
                                          EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                          GUARDIAN, PLEASE GIVE TITLE AS SUCH.
                                          IF A CORPORATION OR A PARTNERSHIP,
                                          PLEASE SIGN BY AUTHORIZING PERSON.

                                          Signature:

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